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                                                                     Exhibit 5.1
                                                                     -----------

                                  HALE AND DORR
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 . FAX 617-526-5000

                                 December 5, 1996

PolyMedica Industries, Inc.
11 State Street
Woburn, Massachusetts 01801

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 137,000 shares of Common Stock, $.01 par value per share (the "Shares"), of PolyMedica Industries, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1992 Directors' Stock Option Plan (the "Plan").

     We have examined the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, the Registration Statement, all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, it is our opinion that the Shares of Common Stock covered by the Registration Statement to be issued under the Plan have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Hale and Dorr

                                       HALE AND DORR